Exhibit 10.53

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. Excluded information is indicated with brackets and asterisks [*****].

Manufacturing Services Agreement

September 30, 2010

Doc #: 924418.1

Table of Contents

ARTICLE 1 1

INTERPRETATION 1

1.1 Definitions. 1

1.2 Currency. 5

1.3 Sections and Headings. 5

1.4 Singular Terms. 6

1.5 Schedules. 6

PATHEON'S MANUFACTURING services 7

2.1 Manufacturing Services. 7

2.2 API Yield. 9

ARTICLE 3 10

CLIENT'S OBLIGATIONS 10

3.1 Payment. 10

3.2 Active Pharmaceutical Ingredient. 10

ARTICLE 4 10

CONVERSION fees AND COMPONENT COSTS 10

4.1 First Year Pricing. 10

4.2 Price Adjustments – Subsequent Years’ Pricing. 10

4.3 Price Adjustments – Current Year Pricing. 12

4.4 Adjustments Due to Technical Changes. 12

4.5 Multi-Country Packaging Requirements 13

4.6 Price Increase Audits. 13

ARTICLE 5 13

ORDERS, SHIPMENT, INVOICING, PAYMENT 13

5.1 Orders and Forecasts. 13

5.2 Reliance by Patheon. 14

5.3 Minimum Orders. 15

5.4 Shipments. 15

5.5 On Time Delivery. 15

5.6 Invoices and Payment. 16

ARTICLE 6 16

PRODUCT CLAIMS AND RECALLS 16

6.1 Product Claims. 16

6.2 Product Recalls and Returns. 17

6.3 Patheon’s Responsibility for Defective and Recalled Products. 17

6.4 Disposition of Defective or Recalled Products. 18

6.5 Healthcare Provider or Patient Questions and Complaints. 18

6.6 Sole Remedy. 19

- i -

ARTICLE 7 19

CO-OPERATION 19

7.1 Quarterly Review. 19

Acorda: 19

Patheon: 19

7.2 Governmental Agencies. 20

7.3 Records and Accounting by Patheon. 20

7.4 Inspection. 20

7.5 Access. 20

7.6 Notification of Regulatory Inspections. 20

7.7 Reports. 20

7.8 FDA Filings 20

ARTICLE 8 21

TERM AND TERMINATION 21

8.1 Term. 21

8.2 Termination for Cause. 21

8.3 Product Discontinuation. 22

8.4 Obligations on Termination. 22

ARTICLE 9 23

REPRESENTATIONS, WARRANTIES AND COVENANTS 23

9.1 Authority. 23

9.2 Client Warranties. 23

9.3 Patheon Warranties. 24

9.4 Debarred Persons. 24

9.5 Permits. 25

9.6 No Warranty. 25

ARTICLE 10 25

REMEDIES AND INDEMNITIES 25

10.1 Consequential Damages. 25

10.2 Limitation of Liability. 25

10.3 Patheon. 25

10.4 Client. 26

10.5 Reasonable Allocation of Risk. 26

ARTICLE 11 26

CONFIDENTIALITY 26

11.1 Confidentiality. 26

ARTICLE 12 27

DISPUTE RESOLUTION 27

12.1 Commercial Disputes. 27

12.2 Technical Dispute Resolution. 27

- ii -

ARTICLE 13 27

MISCELLANEOUS 27

13.1 Inventions. 27

13.2 Intellectual Property. 28

13.3 Insurance. 28

13.4 Independent Contractors. 28

13.5 No Waiver. 28

13.6 Assignment. 29

13.7 Force Majeure. 29

13.8 Additional Product. 29

13.9 Notices. 29

13.10 Severability. 30

13.11 Entire Agreement. 30

13.12 Other Terms. 31

13.13 No Third Party Benefit or Right. 31

13.14 Execution in Counterparts. 31

13.15 Use of Client Name 31

13.16 Governing Law 31

SCHEDULE A

SCHEDULE B

SCHEDULE C

SCHEDULE D

SCHEDULE E

SCHEDULE F

SCHEDULE G

SCHEDULE H

SCHEDULE I

SCHEDULE J

SCHEDULE K

SCHEDULE L

- iii -

MANUFACTURING SERVICES AGREEMENT

THIS MANUFACTURING SERVICES AGREEMENT (the "Agreement") made as of the 30th day of September, 2010 (“Effective Date”)

B E T W E E N:

PATHEON INC.,
a corporation existing under the Laws of Canada,

(hereinafter referred to as "Patheon"),

- and -

Acorda Therapeutics Inc.,
a corporation existing under the Laws of the state of Delaware,

(hereinafter referred to as the "Client" OR “Acorda”).

THIS AGREEMENT WITNESSES that in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1
Definitions.

The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

“Active Pharmaceutical Ingredients” or “API” means the materials listed on Schedule D hereto;

"Active Pharmaceutical Ingredients Credit Value" means the value of the Active Pharmaceutical Ingredients for certain purposes of this Agreement, as set forth on Schedule D;

"Affiliate" means:

(a)
a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or
(b)
a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or
(c)
a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement;

For the purposes of this definition, "control" means the ownership of shares carrying at least a majority of the votes in respect of the election of the directors of a corporation.

"Annual Report" means the annual report to the FDA prepared by or on behalf of Client regarding the Product as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);

“Annual Product Review Report” means the annual product review report prepared by Patheon as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);

"Annual Volume" means the minimum volume of Product to be manufactured in any Year of this Agreement as set forth in Schedule B hereto;

"Applicable Laws" means the Laws of all jurisdictions where the Products are manufactured, distributed and marketed as such are agreed and understood by the parties in this Agreement; any and all Laws of all jurisdictions now or hereafter enacted or promulgated by any Authority and Regulatory Authority that govern the approval, manufacture, distribution, marketing, sale or license of pharmaceutical products, or components for inclusion therein.

"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;

“Batch” means a quantity of Product in dosage form, produced according to a single production order in accordance with the Specifications and as attested to by the signatories to the purchase order.

“Bill Back Items” means the expenses for all third party supplier fees for the purchase of columns, standards, tooling, PAPR or PPE suits (where applicable), RFID tags and supporting equipment and other project specific items necessary for Patheon to perform the Manufacturing Services, and which are not included as Components;

"Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United States of America or the Province of Ontario, Canada;

"cGMPs" means current good manufacturing practices as described in:

(d)
Division 2 of Part C of the Food and Drug Regulations (Canada);
(e)
Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations; and
(f)
EC Directive 2003/94/EC,

together with the latest Health Canada, FDA, and EMEA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

“Client Intellectual Property” means (i) Intellectual Property owned by, licensed to or generated or derived by Client (including, but not limited to the Product and the API), or (ii) generated or derived by Patheon while performing any Manufacturing Services or otherwise generated or derived by Patheon in connection with the conduct of its business which Intellectual Property is specific to, or dependent upon, references or incorporates Client’s API, Product or any other Intellectual Property of Client.

“Competitor” means a legal entity with at least [*****] if its annual revenue generated from any combination of contract pharmaceutical drug product manufacturing or contract pharmaceutical product development services. “Competitor” does not include [*****].

"Components" means, collectively, all packaging components, raw materials and ingredients (including labels, product inserts and other labelling for the Products), required to manufacture the Products in accordance with the Specifications, other than the API;

"Confidentiality Agreement" means the agreement relating to the non-disclosure of confidential information among Patheon and Client dated September 23, 2005;

"Deficiency Notice" has the meaning specified in Section 6.1(a);

“Delivery Date” means the date scheduled for shipment of Product under a Firm Order as set forth in Section 5.1(e);

"EMEA" means the European Medicines Agency;

"FDA" means the United States Food and Drug Administration;

"Firm Orders" has the meaning specified in Section 5.1(b);

“First Firm Order” has the meaning specified in Section 5.1;

"Health Canada" means the section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;

“Initial Manufacturing Month” has the meaning specified in Section 5.1;

“Initial Manufacturing Period” has the meaning specified in Section 5.1;

“Initial Set Exchange Rate” means 0.952 as of the Effective Date of the Agreement being the initial exchange rate to convert one unit of Patheon facility local currency to one unit of the billing currency, calculated as the average interbank exchange rate for conversion of one unit of Patheon facility local currency to one unit of the billing currency during the ninety (90) day period immediately preceding the Effective Date as published by OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates” at www.OANDA.com/convert/fxhistory;

"Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, Inventions, copyright and industrial designs; trade secrets and know how;

"Invention" means information about any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

"Inventory" means all inventories of Components and work-in-process produced or held by Patheon for the manufacture of the Products but, for greater certainty, does not include the API;

“Late Delivery” has the meaning specified in Section 5.5;

"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority;

"Manufacturing Services" means the manufacturing, quality control, quality assurance and stability testing, packaging and related services, set forth in this Agreement, required to manufacture Products from API and Components;

"Manufacturing Site" means the facility owned and operated by Patheon that is located at 2100 Syntex Court, Mississauga, Ontario L5N 7K9.

“Materials” means all Components, Bill Back Items and other materials used in the manufacture of the Product other than API;

"Maximum Credit Value" means the maximum value of API that may be credited by Patheon under this Agreement, as set forth on Schedule D;

"Minimum Run Quantity" means the minimum number of Batches of a Product to be produced during the same cycle of manufacturing as set forth in Schedule B hereto;

“Patheon Intellectual Property” means Intellectual Property (i) generated or derived by Patheon before performing any Manufacturing Services, (ii) Intellectual Property developed by Patheon while performing the Manufacturing Services, or otherwise generated or derived by Patheon in its business which Intellectual Property, in all cases, is not specific to, or dependent upon, does not reference or incorporate any Client Intellectual Property, Client’s API or Product including, without limitation, Inventions and Intellectual Property which may apply to manufacturing processes or the formulation or development of drug products, drug product dosage forms or drug delivery systems unrelated to the specific requirements of the Product(s);

“Price” means the price measured in US Dollars to be charged by Patheon for performing the Manufacturing Services, and includes the cost of Components, certain cost items as set forth in Schedule B and annual stability testing costs as set forth in Schedule C.

"Product(s)" means the product(s) listed on Schedule A;

“Product Forecast” and “Extended Product Forecast” have the meanings specified in Section 5.1;

"Quality Agreement" means the agreement dated as of September 30, 2010 (and any subsequent amendments thereto, and any supplementary quality agreements) between Patheon and the Client setting out the quality assurance standards for the Manufacturing Services to be performed by Patheon for Client;

"Regulatory Authority" means the FDA, EMEA and Health Canada and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;

“Reset Date” means, with reference to any particular Year, the date on which Patheon is to provide Client with updated pricing for the Product for the next Year, which date will be not be later than November 1st of the immediately preceding Year;

“RFID” means Radio Frequency Identification Devices which (at present or in the future) may be affixed to Products or Materials to assist in inventory control, tracking and identification;

“Set Exchange Rate” means the exchange rate to convert one unit of Patheon facility local currency to one unit of the billing currency for each Year, calculated as the average interbank exchange rate for conversion of one unit of Patheon facility local currency to one unit of the billing currency during the three (3) month period immediately preceding the Reset Date as published by OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates” at www.OANDA.com/convert/fxhistory .

"Specifications" means the file, for each Product, which is given by Client to Patheon in accordance with the procedures listed in Schedule A and which contains documents relating to each Product, including, without limitation:

(g)
specifications for API and Components;
(h)
manufacturing specifications, directions and processes;
(i)
storage requirements;

(d) all environmental, health and safety information for each the Product including material safety data sheets; and

(e) the finished Product specifications, packaging specifications and shipping requirements for each Product;

all as updated, amended and revised from time to time by Client in accordance with the terms of this Agreement;

"Technical Dispute" has the meaning specified in Section 12.2;

"Territory" means in the geographic area of the world, as requested by Client or Client’s designee;

"Third Party Rights" means the Intellectual Property of any third party;

"Year" means in the first year of this Agreement the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year.

1.2
Currency.

Unless otherwise indicated, all monetary amounts are expressed in this Agreement in the lawful currency of the United States of America.

1.3
Sections and Headings.

The division of this Agreement into Articles, Sections, Subsections and Schedules and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section or Schedule of this Agreement.

1.4
Singular Terms.

Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa.

1.5
Schedules.

The following Schedules are attached to, incorporated in and form part of this Agreement:

Schedule A - Product List and Specifications

Schedule B - Minimum Run Quantity, Annual Volume & Price

Schedule C - Stability Testing, Validation and Tech Transfer Activities

Schedule D - API & API Credit Value

Schedule E - Batch Numbering & Expiration Dates

Schedule F - Technical Dispute Resolution

Schedule G - Quality Agreement

Schedule H - Shipping Logistics Protocol

Schedule I - Quarterly API Inventory Report

Schedule J - Report of Annual API Inventory Reconciliation and Calculation of Actual Annual Yield

Schedule K - Form of Exclusive Components Purchasing Summary

Schedule L - Example of Price Adjustment due to Currency Fluctuation

ARTICLE 2

PATHEON'S MANUFACTURING services

2.1
Manufacturing Services.

Patheon will perform the Manufacturing Services for the Territory for the fees specified in Schedules B and C in order to manufacture Product for Client. The parties acknowledge and agree that all Product manufactured by Patheon for commercial distribution after January 22, 2010, through the Effective Date is also subject to the terms and conditions of this Agreement and the Quality Agreement.

Client and Patheon acknowledge that this Agreement will be utilized for the manufacture and supply of Product outside the US through Client’s licensee, Biogen Idec. Client and Patheon agree to work together in good faith and negotiate an amendment to this Agreement for such manufacture and supply. Additionally, Patheon acknowledges and agrees that requirements outside the US may require quality agreement(s) for ex-US quality-related matters, and Client and Patheon agree to work together in good faith to negotiate any such quality agreement(s) for ex-US quality-related matters.

Schedule B sets forth a list of cost items that are included in the Price for Products; all cost items that are not included in the aforementioned list are excluded from the Price and are subject to additional fees to be paid by the Client. Patheon may change the Manufacturing Site for the Product only with the prior written consent of Client this consent not to be unreasonably withheld. If Manufacturing Services have not started within 12 months of the Effective Date of this Agreement Patheon may amend the fees set out in Schedules B and C and submit to Client for Client’s review and consideration. Patheon acknowledges that Patheon is not the exclusive manufacturer of Product. In providing the Manufacturing Services, Patheon and Client agree that:

(a)
Conversion of API and Components. Patheon will utilize the API and Components to manufacture Product.
(b)
Quality Control and Quality Assurance. Patheon will perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to Client will be the responsibility of Patheon’s quality assurance group. Patheon will perform its Batch review and release responsibilities in accordance with Patheon’s standard operating procedures. Each time Patheon ships Product to Client, it will give Client a certificate of analysis and certificate of compliance including a statement that the Batch has been manufactured and tested in accordance with Specifications and cGMPs. Client will have sole responsibility for the release of Products to the market. Batch documents, including, but not limited to Batch production records, lot packaging records, equipment data printouts, raw material data and laboratory notebooks and the form and style of same are the exclusive property of Patheon; provided, however, that Patheon shall promptly provide a certified copy of all such records upon Client’s request.
(c)
Components and API. Patheon will purchase all Components and will test all Components and API (with the exception of those that are supplied by Client) at Patheon's expense and as required by the Specifications.
(d)
Stability Testing. Patheon will conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees and during the time periods specified in Schedule C. Patheon will not make any changes to these testing protocols without prior written approval from Client. If a confirmed stability test failure or International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use ICH significant change occurs, Patheon will notify Client within [*****], after which Patheon and Client will promptly meet to jointly determine, in good faith discussions, the proceedings and methods to be undertaken to investigate the causes of the failure, including which party will bear the cost of the investigation; provided that Patheon will not be liable for any such costs unless there has been a failure by it to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws. Patheon will give Client all stability test data and results at Client’s request. Patheon will provide a stability report to Client after each testing interval.
(e)
Packaging. Patheon will package the Products as set out in the Specifications. Client will be responsible for the cost of artwork development. Patheon will determine and imprint the Batch numbers and expiration dates for each Product shipped. The Batch numbers and expiration dates will be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. The system used by Patheon for Batch numbering and expiration dates is detailed in Schedule E hereto. Client may, at its sole discretion, make changes to labels, product inserts and other packaging for the Products. Those changes will be submitted by Client to all applicable governmental agencies and other third parties responsible for the approval of the Products. Client will be responsible for the cost of labelling obsolescence when changes occur, as contemplated in Section 4.4. Patheon's name will not appear on the label or anywhere else on the Products unless required by Applicable Laws.
(f)
API and Client Supplied Components Importing. At least [*****] prior to the scheduled production date, Client will furnish to Patheon at the Manufacturing Site, DDP (Incoterms 2000), the API, free of charge in such quantities as are necessary to enable Patheon to manufacture the desired quantities of Product on the requested delivery date. If such API are not received [*****] in advance, Patheon will be entitled to delay shipments of Product caused by the re-scheduling of production by the same number of days as the delay in receipt of such API; provided, however, that in the event Patheon is unable to meet such scheduling deadline due to prior third party production commitments, Patheon shall promptly notify Client and will be entitled to delay shipments until such later date as agreed to by the parties, but not to exceed thirty (30) days beyond the calculated re-scheduled date. All shipment of API will be accompanied by certificate(s) of analysis from the API manufacturer and the Client, confirming the identity, purity and compliance with the APIl specifications.
(g)
Bill Back Items. Bill Back Items will be charged to Client at Patheon’s cost plus a [*****] handling fee.
(h)
Validation Activities. Patheon may assist in the development and approval of the validation protocols for analytical methods and manufacturing procedures (including packaging procedures) for the Products. The fees associated with Patheon’s assistance in providing validation development assistance are set out in Schedule C.

(i) Product Rejection for Finished Product Specification Failure. Internal process specifications will be defined and mutually agreed upon at the time of process validation and incorporated by reference into this Agreement. If Patheon manufactures Product in accordance with the agreed upon process specifications and a Batch or portion of Batch of Product fails to meet a Finished Product Specification, the parties will meet in good faith to discuss the root cause of the failure and responsibility between the parties for the cost of the failed Product. If the parties are unable to reach agreement on the root cause and responsibility for the cost within seven (7) days, the matter will resolved as a Technical Dispute under Section 12.2.

2.2
API Yield.

(a) Reporting. Patheon will provide Client with a quarterly inventory report of the API held by Patheon in accordance with the inventory report form annexed hereto as Schedule I, which will contain the following information for such quarter:

Quantity Received: The total quantity of API that complies with the Specifications and is received at the Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of API dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by [*****].

Quantity Converted: The total amount of API contained in the Products produced with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.1 or 6.2), delivered by Patheon, and not rejected, recalled or returned in accordance with Section 6.1 or 6.2 as a result of a failure by Patheon to provide Manufacturing Services in accordance with Specifications, cGMPs and Applicable Laws.

Within [*****] after the end of each Year, Patheon will prepare an annual reconciliation of API in accordance with the reconciliation report form annexed hereto as Schedule J including the calculation of the "Actual Annual Yield" or "AAY" for the Product at the Manufacturing Site during the Year. AAY is [*****] and is calculated as follows:

[*****]

[*****] x 100%

After Patheon has produced a minimum of [*****] commercial production Batches of Product and has produced commercial production Batches for at least [*****] at the Manufacturing Site (collectively, the "Target Yield Determination Batches") under this Agreement, the Parties will mutually agree on the target yield in respect of such Product at the Manufacturing Site (each, a "Target Yield");

(b)
Shortfall Calculation. If the Actual Annual Yield falls more than [*****] percent below the respective Target Yield in a Year, then the shortfall for such Year (the "Shortfall") will be determined based on the following calculation:

Shortfall = [*****]

(c) Credit for Shortfall. If there is a Shortfall for a Product in a Year, then Patheon will credit Client’s account for the amount of any such Shortfall not later than [*****] after the end of such Year.

Each credit under this Section 2.2(c) will be summarized on the reconciliation report prepared in the form annexed hereto as Schedule J and will be made in accordance with Section 5.5. Upon expiration or termination of this Agreement, any remaining credit amount owing under this Section 2.2 will be reimbursed to Client by payment thereof to Client. The Annual Shortfall, if any, will be disclosed by Patheon on the reconciliation report prepared in the form annexed hereto as Schedule J.

(d) Maximum Credit Notwithstanding the foregoing provisions of this Section 2.2, Patheon's liability for API calculated in accordance with this Section 2.2 in a Year will not exceed, in the aggregate, the Maximum Credit Value set forth in Schedule D hereto.

(e) No Material Breach. It will not constitute a material breach of this Agreement by Patheon, for the purposes of Section 8.2(a), if the Actual Annual Yield is less than the Target Yield.

ARTICLE 3

CLIENT'S OBLIGATIONS

3.1
Payment.

Client will pay Patheon for the provision of the Manufacturing Services and related Materials according to the Prices specified in Schedules B and C. These prices may be subject to adjustment under other parts of this Agreement as agreed upon in writing by the parties.

3.2
Active Pharmaceutical Ingredient.

Client will, at its sole cost and expense, deliver the API to Patheon (in accordance with Section 2.1(f)) in sufficient quantities and at such times to facilitate the provision of the Manufacturing Services by Patheon. The API will be held by Patheon on behalf of Client on the terms and subject to the conditions herein contained. Title to the API will at all times belong to and remain the property of Client. Any API received by Patheon will only be used by Patheon to provide the Manufacturing Services. Patheon's liability with respect to any lost or damaged API will be as set forth in Section 10.2(a).

ARTICLE 4

CONVERSION fees AND COMPONENT COSTS

4.1
First Year Pricing.

The tiered Prices and annual stability Prices for the Products for the first Year are listed in Schedules B and C and are subject to the adjustments set forth in Sections 4.2 and 4.3.

4.2
Price Adjustments – Subsequent Years’ Pricing.

The Prices for the Products during any Year following the first Year of this Agreement will be determined as follows:

(a)
Manufacturing Costs. Effective at the beginning of each Year of this Agreement, Patheon will be entitled to adjust the Price for inflation, based upon the increase in the Producer Price Index pcu325412325412 for Pharmaceutical Preparation Manufacturing published by the United States Department of Labor, Bureau of Labor Statistics in September of the preceding Year compared to the same month of the Year prior to this, unless the parties otherwise agree in writing.
(b)
Component Costs. If there is a year over year percentage increase or decrease in total Component costs for any Product for the Year, then Patheon will be entitled to an appropriate percentage Price adjustment to pass through the increase or decrease in the cost of the Components. Client may audit the Patheon books and records which form the basis for the documented increase in Component costs as permitted by section 4.6. Patheon reserves the right to require that any such audit be conducted by qualified third party auditors appointed by Client and reasonably acceptable to Patheon. The auditors will provide to Client (copy to Patheon) only a report setting out the conclusions they have reached regarding the sufficiency of the books and records as support for the price increase or decrease while maintaining the confidentiality of those books and records. [*****].

(c)
Pricing Basis. Client acknowledges that the Price for a Product in any Year is quoted based upon the Minimum Run Quantity and the Price tiers specified in Schedule B. The Price is subject to change if [*****].

(d) Adjustments Due to Currency Fluctuations. Subsequent to the calculation of all other annual price adjustments, Prices for Product produced by Patheon at a facility located outside the United States or Puerto Rico will be adjusted with effect from January 1 of each Year, beginning with January 1, 2011, proportionately to reflect the increase, if any, in the Set Exchange Rate for the three (3) months immediately preceding the Reset Date over the Set Exchange Rate for the same three (3) months of the Year prior to the Reset Date Year or the Initial Set Exchange Rate, as the case may be. An example of the calculation of the price adjustment is attached hereto as Schedule L. The adjustment will be calculated after all other annual Price adjustments have been made.

If a Price adjustment is made under clause (a) of this Section 4.2, Patheon will deliver to Client on or about the Reset Date a revised Schedule B and a statement outlining the percentage increase in the Producer Price Index for Pharmaceutical Preparation Manufacturing published by the United States Department of Labor, Bureau of Labor Statistics in September of the preceding Year compared to the same month of the Year prior to this, unless the parties otherwise agree in writing. For all Price adjustments under clauses (b), (c), and (d) of this Section 4.2, Patheon will deliver to Client on or about the Reset Date a revised Schedule B and budgetary pricing information or other documents reasonably sufficient to demonstrate that a Price adjustment is justified. Patheon will have no obligation to deliver any supporting documents that are subject to obligations of confidentiality between Patheon and its suppliers other than in confidence to qualified auditors as permitted by paragraphs (b) and (c) and section 4.6. The revised Price will be effective for any Product delivered after the end of the then current Year.

4.3
Price Adjustments – Current Year Pricing.

During any Year of this Agreement, the Prices set out in Schedule B will be adjusted as follows:

Extraordinary Increases in Component Costs. If, at any time, market conditions result in Patheon's cost of Components being materially greater than normal forecasted increases, then Patheon will be entitled to an adjustment to the Price for any affected Product to compensate it for the increased Component costs. For the purposes of this clause, changes materially greater than normal forecasted increases will be considered to have occurred if: (i) the cost of a Component increases by [*****] of the cost for this Component upon which the most recent fee quote was based; or (ii) the aggregate cost for all Components required to manufacture a Product increases by [*****] of the total Component costs for such Product upon which the most recent fee quote was based. To the extent this Component costs have been previously adjusted to reflect an increase in the cost of one or more Components, the adjustments provided for in (i) and (ii) above will operate based on the costs attributed to such Component (or Components) at the time the last of such adjustments were made.

For a Price adjustment under this Section 4.3, Patheon will deliver to Client a revised Schedule B and budgetary pricing information, adjusted Component costs or other documents reasonably sufficient to demonstrate that a Price adjustment is justified. Patheon will have no obligation to deliver any supporting documents that are subject to obligations of confidentiality between Patheon and its suppliers other than in confidence to qualified auditors as permitted by section 4.6. The revised Price will be effective for any Product delivered on or after the first day of the month following Client’s receipt of the revised Schedule B.

4.4 Adjustments Due to Technical Changes.

Amendments to the Specifications or the Quality Agreement requested by Client will only be implemented following a technical and cost review by Patheon and are subject to Client and Patheon reaching agreement on Price changes required because of the amendment. Amendments to the Specifications, the Quality Agreement or the Manufacturing Site requested by Patheon will only be implemented following the written approval of Client, such approval not to be unreasonably withheld. If Client accepts a proposed Price change, the proposed change in the Specifications will be implemented, and the Price change will become effective only for those orders of Products that are manufactured under the revised Specifications. In addition, Client agrees to purchase, at Patheon's cost therefor (including all costs incurred by Patheon in connection with the purchase and handling of such Inventory), all Inventory utilized under the "old" Specifications and purchased or maintained by Patheon in order to fill Firm Orders or under Section 5.2, if the Inventory can no longer be utilized under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or under Section 5.2 will be cancelled where possible, and if the orders may not be cancelled without penalty, will be assigned to and satisfied by Client.

4.5 Multi-Country Packaging Requirements

If Client decides to have Patheon perform Manufacturing Services for the Product for countries outside the USA, then Client will inform Patheon of the packaging requirements for each new country and Patheon will prepare a quotation for consideration by Client of any additional Component costs and the change over fees for the Product destined for each new country. The agreed additional packaging requirements and related packaging costs and change over fees will be set out in a written amendment to this Agreement.

4.6 Price Increase Audits.

Client or Client’s designee may audit the Patheon books and records which document the cost increases referenced in paragraphs 4.2 (b) or (c) or section 4.3. The audit will be conducted by qualified independent third party auditors selected by Client or Client’s designee from a list of auditors reasonably acceptable to Patheon. The auditors will provide to Client and/or Client’s designee (copy to Patheon) a report setting out the conclusions they have reached regarding the sufficiency of the books and records as support for the proposed Price increase while maintaining the confidentiality of those books and records. [*****].

ARTICLE 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1 Orders and Forecasts.

(a)
Rolling [*****] Forecast. When this Agreement is executed, Client will give Patheon a non-binding [*****] forecast of the volume of Product that Client expects to order in the first [*****] of commercial manufacture of the Product. This forecast will then be routinely updated by Client on or before the 23rd day of each month on a rolling forward basis and will be known as the “Product Forecast”. Client will update the Product Forecast forthwith if it determines that the volumes estimated in the most recent Product Forecast have changed by more than [*****].
(b)
Firm Orders for Initial Manufacturing Month. At least [*****] before the start of commercial manufacture of the Product, Client will update the Product Forecast for the first [*****] of manufacture of the Product (the “Initial Manufacturing Period”). The first month of this updated Product Forecast (“Initial Manufacturing Month”) will constitute a firm written order in the form of a purchase order or otherwise ("First Firm Order") by Client to purchase and, when accepted by Patheon, for Patheon to manufacture the quantity of the Product. Client may cancel any Batches from the First Firm Order at no cost if notice of cancellation is received by Patheon [*****] or more before the scheduled Delivery Date under the First Firm Order. Client may cancel any Batches from the First Firm Order if notice of cancellation is received by Patheon more than 30 days but fewer than [*****] before the scheduled Delivery Date under the First Firm Order, but Client will pay Patheon [*****] for each cancelled Batch. The parties agree that this payment will be considered liquidated damages for Patheon’s loss of manufacturing capacity due to the Client’s cancellation of manufacturing and will not be considered a penalty. If the First Firm Order is changed or adjusted as described above then the initial Product Forecast will also be adjusted as necessary. The cancellation rights in this section are subject to Client retaining responsibility for any costs or expenses actually incurred or irrevocably committed by Patheon under this Agreement before it received notice of the cancellation.
(c)
Firm Orders Thereafter. After the Initial Manufacturing Month, on a rolling basis during the Term, and on or before the 10th day of each month, Client will issue an updated Product Forecast and the first three months of that updated forecast will constitute a firm written order in the form of a purchase order or otherwise (“Firm Order”) by Client to purchase and, when accepted by Patheon, for Patheon to manufacture and deliver the agreed quantity of the Products on a date not less than [*****] from the first day of the month immediately following the date that the Firm Order is submitted. Firm Orders submitted to Patheon will specify Client's Manufacturing Services purchase order number, quantities by Product type, monthly delivery schedule, and any other elements necessary to ensure the timely manufacture and shipment of the Products. Upon Patheon’s acceptance of a Firm Order, the quantities of Products ordered will be firm and binding on Client and may not be reduced by Client. For the purpose of clarity, any months in a Product Forecast beyond the most current 3 months and the First Firm Forecast can be cancelled at any time by Client upon written notice to Patheon at no cost to Client excepting Client’s responsibility to pay for Components purchased by Patheon on Client’s behalf.
(d)
Three Year Forecast. On or before the last business day of June of each Year, Client will give Patheon a written non-binding three-year forecast, broken down by quarters for the [*****] and third years of the forecast, of the volume of each Product Client then anticipates will be required to be manufactured and delivered to Client during the three-year period (the “Extended Product Forecast”).

(e) Acceptance of Firm Order. Patheon will accept Firm Orders by sending an acknowledgement to Client within [*****] of its receipt of the Firm Order. The acknowledgement will include, subject to confirmation from the Client, the Delivery Date for the Product ordered. The Delivery Date may be amended by agreement of the Parties or as set forth in Sections 2.1(f) or 5.1(b). The acknowledgement shall be sent to [*****] with a cc to [*****] or to such other persons and addresses as may be designated by the Client in a written notice to Patheon from time to time.

5.2
Reliance by Patheon.

(a) Client understands and acknowledges that Patheon will rely on the Firm Orders and Product Forecasts submitted under Sections 5.1(a), (b), and (c) in ordering the Components required to meet the Firm Orders. In addition, Client understands that to ensure an orderly supply of the Components, Patheon may want to purchase the Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed to by Patheon and Client. Accordingly, Client authorizes Patheon to purchase Components to satisfy the Manufacturing Services requirements for Products for the first [*****] contemplated in the most recent Product Forecast. Patheon may make other purchases of Components to meet Manufacturing Services requirements for longer periods if agreed to in writing by the parties. The Client will give Patheon written authorization to order Components for any launch quantities of Product requested by Client which will be considered a Firm Order when accepted by Patheon. If Components ordered by Patheon under Firm Orders or this Section 5.2 are not included in finished Products manufactured for Client within [*****] after the forecasted month for which the purchases have been made (or for a longer period as the parties may agree) or if the Components have expired during the period, then Client will pay to Patheon its costs therefor (including all costs incurred by Patheon for the purchase and handling of the Components). But if these Components are used in Products subsequently manufactured for Client or in third party products manufactured by Patheon, Client will receive credit for any costs of those Components previously paid to Patheon by Client.

(b) Patheon will give Client, initially upon the Effective Date of this Agreement and thereafter on an annual basis, a listing of all Components which are unique to Client, which Patheon anticipates purchasing under this Agreement (in accordance with rolling forecasts and Firm Orders as per Paragraphs 5.1(a) and (b)) in the form as set out in Schedule K (the "Exclusive Component Purchasing Summary"). The Exclusive Component Purchasing Summary will indicate which Components have a limited shelf-life and which are subject to minimum order quantities as specified by the supplier. Subject to subsection (a) above, Client will be liable for the costs of all Components purchased by Patheon for use under this Agreement not used to perform Manufacturing Services prior to the expiry of the Component’s shelf life. Reimbursement from Client will be due, where applicable, within [*****] of notification from Patheon that the Component has expired. Patheon will not be obligated to give specific pricing information regarding any Component which is subject to confidentiality obligations between Patheon and its supplier.

(c) If Client fails to take possession or arrange for the destruction of Components within [*****] of purchase or, in the case of finished Product, within three months of manufacture, Client will pay Patheon [*****] per pallet, per month thereafter for storing the Components or finished Product. Storage fees for Components or Product which contain controlled substances or require refrigeration will be charged at [*****] per pallet per month. Storage fees are subject to a one pallet minimum charge per month. Patheon may ship finished Product held by it longer than [*****] to the Client at Client’s expense on [*****] written notice to the Client.

5.3
Minimum Orders.

Client may only order Manufacturing Services for Batches of Products in multiples of the Minimum Run Quantities as set out in Schedule B.

5.4
Shipments.

Shipments of Products will be made EXW (INCOTERMS 2000) Patheon’s shipping point unless otherwise mutually agreed. Risk of loss or of damage to Products will remain with Patheon until Patheon loads the Products onto the carrier’s vehicle for shipment at the shipping point at which time risk of loss or damage will transfer to Client. Patheon will, in accordance with Client’s instructions and as agent for Client, (i) arrange for shipping to be paid by Client and (ii) at Client’s risk and expense, obtain any export licence or other official authorization necessary to export the Products. Client will arrange for insurance and will select the freight carrier used by Patheon to ship Products and may monitor Patheon’s shipping and freight practices as they pertain to this Agreement. Products will be transported in accordance with the Specifications. The details of the Client review process shall be outlined in the Quality Agreement.

5.5
On Time Delivery.
(a)
Patheon and the Client understand that there may be uncertainties and necessary adjustments in production schedules during the Initial Manufacturing Period. The parties agree that they will work together closely to expedite deliveries and manage the scheduling of the initial Product launch.
(b)
If, after the Initial Manufacturing Period, Patheon is unable to deliver the quantity of Product ordered under a Firm Order on the Delivery Date due to an act or omission by Patheon (a “Late Delivery”), Client will receive a credit from Patheon for the Late Delivery that will be applied against the Price under the next Firm Order. The credit will be [*****] of the Price of the quantities of Product not delivered by Patheon under the Firm Order on the Delivery Date (i.e., Client Credit = [*****].

(c)
A Late Delivery will not be a material breach of this Agreement by Patheon for the purposes of Section 8.2.
(d)
For clarity, a Late Delivery will not include any delay in shipment of Product caused by events outside of Patheon’s reasonable control, such as a Force Majeure Event, a delay in delivery of API or Materials (with respect to Materials, will be a Late Delivery unless a Force Majeure Event), a delay in Product release approval from Client, Client forecasts wherein Client has forecasted less Product than what is actually ordered by Client and only with respect to the portion of the Product that exceeds the amount forecasted, receipt of non-conforming API or Components supplied by Client, or any market driven delays in deliveries from approved vendors.
5.6
Invoices and Payment.

Invoices will be sent by email to [*****] and reference this Agreement. Invoices will be sent when the Product is manufactured and shipped by Patheon to the Client. Patheon will also submit to Client, with each shipment of Products, a duplicate copy of the invoice covering the shipment. Patheon will also give Client an invoice covering any Inventory or Components which are to be purchased by Client under Section 5.2 of this Agreement. Each invoice will, to the extent applicable, identify Client’s Manufacturing Services purchase order number, Product numbers, names and quantities, unit price, freight charges, and the total amount to be paid by Client. Client will pay all invoices within [*****] of the date thereof. Interest on past due, undisputed amounts will accrue at [*****] per month which is equal to an annual rate of [*****]. The Late Delivery credits set forth in this Section 5 are only available to Client if all outstanding undisputed invoices have been paid in full or are within [*****] outstanding from the invoice date when the Late Delivery arose.

ARTICLE 6

PRODUCT CLAIMS AND RECALLS

6.1
Product Claims.
(a)
Product Claims. Client has the right to reject any portion of any shipment of Products that deviates from the Specifications, cGMPs or Applicable Laws without invalidating any remainder of the shipment. Client will inspect the Products manufactured by Patheon upon receipt thereof and will give Patheon written notice (a "Deficiency Notice") of all claims for Products that deviate from the Specifications, cGMPs and Applicable Laws within [*****] after Client’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [*****] after discovery thereof by Client, but in no event after the expiration date of the Product). Should Client fail to give Patheon the Deficiency Notice within the applicable [*****] period, then the delivery will be deemed to have been accepted by Client on the [*****] after delivery or discovery, as applicable. Except as set out in Section 6.3, Patheon will have no liability for any deviations for which it has not received notice within the applicable [*****] period.
(b)
Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon will have [*****] to advise Client by notice in writing that it disagrees with the contents of the Deficiency Notice. If Client and Patheon fail to agree within [*****] after Patheon's notice to Client as to whether any Products identified in the Deficiency Notice deviate from the Specifications, cGMPs or Applicable Laws, then the parties will mutually select an independent consultant to evaluate if the Products deviate from the Specifications, cGMPs or Applicable Laws. This evaluation will be binding on the parties, and if the evaluation certifies that any Products deviate from the Specifications, cGMPs or Applicable Laws, Client may reject those Products in the manner contemplated in this Section 6.1. In this event the evaluation costs will be borne by Patheon, otherwise the Client will be responsible for the evaluation costs. If the evaluation does not so certify in respect of any such Products, then Client will be deemed to have accepted delivery of such Products on the [*****] after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the [*****] after discovery thereof by Client, but in no event after the expiration date of the Product).

(c) Shortages. Claims for shortages in the amount of Products shipped by Patheon will be dealt with by reasonable agreement of the parties or resolved under the dispute provisions of Article 12.

6.2
Product Recalls and Returns.
(a)
Records and Notice. Patheon and Client will each maintain records necessary to permit a Recall of any Products delivered to Client or customers of Client. Each party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Products and/or which might result in the Recall or seizure of the Products. Upon receiving any such notice or upon any such discovery, each party will cease and desist from further shipments of any Products in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. "Recall" will mean any action (i) by Client to recover title to or possession of quantities of the Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Products from the market); or (ii) by any regulatory authorities to detain or destroy any of the Products. Recall will also include any action by either Party to refrain from selling or shipping quantities of the Products, to third parties, which would have been subject to a Recall if sold or shipped.
(b)
Recalls. If (i) any governmental Authority or Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Client determines that any Product should be Recalled or that a "Dear Doctor" letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by Client, having regard to all Applicable Laws and regulations.
(c)
Product Returns. Client will have the responsibility for handling customer returns of the Products. Patheon will give Client any assistance that Client may reasonably require to handle such returns.
6.3
Patheon’s Responsibility for Defective and Recalled Products.
(a)
Defective Product. If Client rejects Products under Section 6.1 and the deviation is determined to have arisen from Patheon’s failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, Patheon will credit Client’s account for Patheon’s invoice price for the defective Products. If Client previously paid for the defective Products, Patheon will promptly, at Client’s election, either: (i) refund the invoice price for the defective Products; (ii) offset such amount paid against other amounts due to Patheon hereunder; or (iii) replace the Products with conforming Products without Client being liable for payment therefor under Section 3.1, contingent upon the receipt from Client of all API required for the manufacture of such replacement Products. For greater certainty, Patheon’s responsibility for any loss of API in connection with defective Product will be captured and calculated in the API Yield under Section 2.2.
(b)
Recalled Product. If a Recall or return results from, or arises out of, a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, Patheon will be responsible for the documented out-of-pocket expenses of the Recall or return and will use its commercially reasonable efforts to replace the Recalled or returned Products with new Products, contingent upon the receipt from Client of all API required for the manufacture of such replacement Products. For greater certainty, Patheon’s responsibility for any loss of API in connection with Recalled Product will be captured and calculated in the API Yield under Section 2.2. If Patheon is unable to replace the Recalled or returned Products (except where this inability results from a failure to receive the required API), then Client may request Patheon to reimburse Client for the price Client paid to Patheon for Manufacturing Services for the affected Products. In all other circumstances, Recalls, returns or other corrective actions will be made at Client's cost and expense.
(c)
Except as set forth in Paragraphs 6.3(a) and (b) above, Patheon will not be liable to Client nor have any responsibility to Client for any deficiencies in, or other liabilities associated with, any Product manufactured by it, (collectively, "Product Claims"). For greater certainty, Patheon will have no obligation for any Product Claims to the extent the Product Claim (i) is caused by deficiencies in the Specifications, the safety, efficacy or marketability of the Products or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications or through Patheon’s reasonable vendor auditing program, (iii) results from a defect in the API or Components supplied by Client that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iv) is caused by actions of third parties occurring after the Product is shipped by Patheon under Section 5.4, (v) is due to packaging design or labelling defects or omissions for which Patheon has no responsibility, (vi) is due to any unascertainable reason despite Patheon having performed the Manufacturing Services in accordance with the Specifications, cGMP’s and Applicable Laws, or (vii) is due to any other breach by Client of its obligations under this Agreement.
6.4
Disposition of Defective or Recalled Products.

Client will not dispose of any damaged, defective, returned or Recalled Products for which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct Client to return the Products to Patheon. Patheon will bear the cost of disposition for any damaged, defective, returned or Recalled Products for which it bears responsibility under Section 6.3 and will make such disposition in accordance with all Applicable Laws. In all other circumstances, Client will bear the cost of disposition, including all applicable fees for Manufacturing Services, for any damaged, defective, returned or Recalled Products.

6.5
Healthcare Provider or Patient Questions and Complaints.

Client will have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by Patheon from Client's customers, healthcare providers or patients will be promptly referred to Client. Patheon will co-operate as reasonably required to allow Client to determine the cause of and resolve any questions and complaints. This assistance will include follow-up investigations, including testing. In addition, Patheon will give Client all mutually agreed upon information this will enable Client to respond properly to questions or complaints about the Products as set forth in the Quality Agreement. Unless it is determined this the cause of any such complaint resulted from a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, all costs incurred under this Section 6.5 will be borne by Client.

6.6
Sole Remedy.

Except for the indemnity set forth in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 will be Client’s sole remedy for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws.

ARTICLE 7

CO-OPERATION

7.1
Quarterly Review.

Each party hereby appoints one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers will meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen. The relationship managers are as follows, or as may be otherwise designated by Client or Patheon by written notice to Client or Patheon, as the case may be, from time to time:

Acorda:

Bill Dollard
Senior Director, Technical Operations;
[*****]

And

Bonnie Pappacena
Executive Director, Quality Assurance;
[*****]

at the same mailing address provided for written notices under Section 13.9.

Patheon:

Sheri Calpito
Business Manager;
[*****]

And

Charlotte Brice
Business Development Manager;
[*****]

at the same mailing address provided for written notices under Section 13.9.

7.2
Governmental Agencies.

Subject to Section 7.8, each party may communicate with any governmental Authority, including but not limited to Regulatory Authorities, regarding the Products if, in the opinion of this party's counsel, such communication is necessary to comply with the terms of this Agreement or the requirements of any Applicable Laws. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a party will permit the other party to accompany and take part in any communications with the agency, and to receive copies of all communications from the agency.

7.3
Records and Accounting by Patheon.

Patheon will keep records of the manufacture, testing and shipping of the Products, and retain and store preservation samples from each lot number of the Product as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Copies of such records and samples will be retained for a period of one (1) year following the date of Product expiry, or longer if required by Applicable Law, at which time Client will be contacted via the process outlined in Section 4.18.2 of the Quality Agreement, concerning the delivery and destruction of the documents and/or samples of Products. Client is responsible for retaining samples of the Products necessary to comply with the Applicable Law.

7.4
Inspection.

Client may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, but a Patheon representative must be present during the inspection.

7.5
Access.

Patheon will give Client reasonable access at mutually agreeable times to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled or shipped to permit Client to verify this the Manufacturing Services are being performed in accordance with the Specifications, cGMPs and Applicable Laws. The details regarding the conduct of audit and audit-related matters shall be set forth in the Quality Agreement.

7.6
Notification of Regulatory Inspections.

Notification of inspections by a Regulatory Authority shall be set forth in the Quality Agreement.

7.7
Reports.

Reporting requirements shall be set forth in the Quality Agreement.

7.8 FDA Filings

(a)
Regulatory Authority. Client will have the sole responsibility for filing all documents with all Regulatory Authorities and taking any other actions this may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture of the Products. Patheon will assist Client, to the extent consistent with Patheon’s obligations under this Agreement or upon the reasonable request of Client, to obtain Regulatory Authority approval for the commercial manufacture of all Products as quickly as reasonably possible.
(b)
Verification of Data. At least [*****] prior to filing any documents with any Regulatory Authority that incorporates data generated by Patheon, Client will give Patheon a copy of the documents incorporating this data to give Patheon the opportunity to verify the accuracy and regulatory validity of those documents as they relate to Patheon generated data. Client shall not be under any obligation to provide Patheon with third party data that is subject to obligations of confidentiality.
(c)
Verification of CMC. At least [*****] prior to filing with any Regulatory Authority any documentation which is or is equivalent to the FDA’s Chemistry and Manufacturing Controls (“CMC”) related to any Marketing Authorization, such as a New Drug Application or Abbreviated New Drug Application, Client will give Patheon a copy of those portions of the CMC incorporating Patheon generated data as well as all supporting documents CMC incorporating Patheon generated data which have been relied upon to prepare the CMC. This disclosure will permit Patheon to verify that the CMC accurately describes the work this Patheon has performed and the manufacturing processes this Patheon will perform under this Agreement. Client will give Patheon copies of all FDA filings at the time of submission which contain CMC information regarding the Product. Client shall not be under any obligation to provide Patheon with third party data that is subject to obligations of confidentiality.

(d)
Deficiencies. If, in Patheon’s sole discretion, acting reasonably, Patheon determines this any of the information given by Client under Paragraphs (b) and (c) above is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), Patheon will notify Client in writing of such Deficiencies. The parties will work together to have such Deficiencies resolved prior to any pre-approval inspection.

(e)
Client Responsibility. For clarity, the parties agree this in reviewing the documents referred to in Paragraph (b) above, Patheon’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon will not assume any responsibility for the accuracy of any application for receipt of an approval by a Regulatory Authority. The Client is solely responsibility for the preparation and filing of the application for approval by the Regulatory Authorities and any relevant costs will be borne by the Client.

(f)
Inspection by Regulatory Authorities. If Client does not give Patheon the documents requested under Paragraph (b) above within the time specified and if Patheon reasonably believes this Patheon’s standing with a Regulatory Authority may be jeopardized, Patheon may, in its sole discretion, delay or postpone any inspection by the Regulatory Authority until Patheon has reviewed the requested documents and is satisfied with their contents.

ARTICLE 8

TERM AND TERMINATION

8.1
Term.

This Agreement will become effective as of the Effective Date and will continue until December 31, 2013, (the " Term"), unless terminated earlier by one of the parties in accordance herewith or extended in an amendment executed by the parties. This Agreement will be renewed for successive one-year terms unless either party gives written notice to the other party of its intention to terminate this Agreement at least 12 months prior to the end of the current Term. During any renewal period, this Agreement may be terminated by either party with at least 12 months’ written notice.

8.2
Termination for Cause.
(a)
Either party at its sole option may terminate this Agreement upon written notice where the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within sixty (60) days following receipt of a written notice (the "Remediation Period") of said breach this expressly states this it is a notice under this Paragraph 8.2(a) (a "Breach Notice"). The aggrieved party's right to terminate this Agreement under this Paragraph 8.2(a) may only be exercised for a period of sixty (60) days following the expiry of the Remediation Period (where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved party will be deemed to have waived the breach of the representation, warranty or obligation described in the Breach Notice.
(b)
Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party if: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party; or (iii) this Agreement is assigned by the other party for the benefit of creditors.
(c)
Client may terminate this Agreement as to any Product upon thirty (30) days prior written notice if any Authority takes any action, or raises any objection, that prevents Client from importing, exporting, purchasing or selling the Product. However, in such event Client will still fulfill all of its obligations under Section 8.4 below.
(d)
Patheon may terminate this Agreement upon six (6) months prior written notice if Client assigns under Section 13.6 any of its rights under this Agreement to an assignee that, in the opinion of Patheon acting reasonably, is: (i) not a credit worthy substitute for Client, as determined by a poor or high-risk credit rating; or (ii) a Competitor of Patheon. (iii) or an entity with whom Patheon has a material and ongoing legal dispute.

8.3
Product Discontinuation.

Client will give at least six (6) months' advance notice if it intends to no longer order Manufacturing Services for a Product due to this Product's discontinuance in the market.

8.4
Obligations on Termination.

If this Agreement is completed, expires or is terminated in whole or in part for any reason, then (in addition to any other remedies Patheon may have if Client defaults):

(a)
Client will take delivery of and pay for all undelivered Products that are manufactured and/or packaged under a Firm Order, at the price in effect at the time the Firm Order was placed;
(b)
Client will purchase, at Patheon's cost (including all costs incurred by Patheon for the purchase and handling of the Inventory), the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2 prior to notice of termination being given;
(c)
Client will satisfy the purchase price payable under Patheon's non-cancellable orders with suppliers of Components, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.2;
(d)
Patheon will return to Client all unused API (with shipping and related expenses, if any, to be borne by Client); and
(e)
Client acknowledges that no Competitor of Patheon will be permitted access to the Manufacturing Site; provided, however that this does not include Client’s Licensor, Elan Corporation or Client’s Licensee, Biogen Idec;
(f)
Client will make commercially reasonable efforts, at its own expense, to remove from Patheon site(s), within [*****], all of Client’s Components, Inventory and Materials (whether current or obsolete), supplies, undelivered Product, chattels, equipment or other moveable property owned by Client, related to the Agreement and located at a Patheon site or that is otherwise under Patheon’s care and control (“Client Property”). If Client fails to remove the Client Property within five Business Days following the completion, termination or expiration of the Agreement Client will pay Patheon [*****] per pallet, per month, one pallet minimum ([*****] per pallet, per month, one pallet minimum, for any of the Client Property this contains controlled substances or requires refrigeration) thereafter for storing the Client Property and will assume any third party storage charges invoiced to Patheon regarding the Client Property. Patheon will invoice Client for the storage charges according to the provisions of Section 5.5 of this Agreement.

Any termination or expiration of this Agreement will not affect any outstanding obligations or payments due hereunder prior to the termination or expiration, nor will it prejudice any other remedies that the parties may have under this Agreement. For greater certainty, termination of this Agreement for any reason will not affect the obligations and responsibilities of the parties under Articles 10 and 11 and Sections 5.4, 5.6, 8.4, 13.1, 13.2, 13.3 and 13.15, all of which survive any termination.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1
Authority.

Each party covenants, represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment this would inhibit its ability to perform its obligations hereunder.

9.2
Client Warranties.

Client covenants, represents and warrants this:

(a)
Non-Infringement
(i)
the Specifications for each of the Products are its or its Affiliate's property or licensed to the Client or Affiliates and that Client may lawfully disclose the Specifications to Patheon for the purposes of this Agreement;
(ii)
any Client Intellectual Property, used by Patheon in performing the Manufacturing Services according to the Specifications (A) is Client’s or its Affiliate's unencumbered property or is licensed to Client or Affilaites, (B) may be lawfully used as directed by Client under this Agreement, and (C) does not infringe and will not infringe any Third Party Rights;
(iii)
the performance of the Manufacturing Services by Patheon for any Product under this Agreement or the use or other disposition of any Product by Patheon as may be required to perform its obligations under this Agreement does not infringe any Third Party Rights;
(iv)
there are no actions or other legal proceedings, concerning the infringement of Third Party Rights related to any of the Specifications, or any of the API and the Components, or the sale, use or other disposition of any Product made in accordance with the Specifications;
(b)
Quality and Compliance
(i)
the Specifications for all Products conform to all applicable cGMPs and Applicable Laws ; and
(ii)
the Products, if labelled and manufactured in accordance with the Specifications and in compliance with applicable cGMPs and Applicable Laws (i) may be lawfully sold and distributed in every jurisdiction in which Client markets such Products in accordance with approvals by the Regulatory Authority in such jurisdiction.
9.3
Patheon Warranties.

Patheon covenants, represents and warrants that:

(a)
it will perform the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws;
(b)
any Patheon Intellectual Property used by Patheon to perform the Manufacturing Services (i) is Patheon’s or its Affiliate's unencumbered property, (ii) may be lawfully used by Patheon, and (iii) such use does not infringe and will not infringe any Third Party Rights;
(c)
that at the time of shipment, the Product shall have been manufactured in accordance with the Specifications and all Applicable Laws and will not be adulterated or misbranded within the meaning of the Applicable Laws; and
(d)
that as of the Effective Date, Patheon is not a party to any oral or written contract or understanding with any third party that is inconsistent with this Agreement and/or Patheon’s performance under this Agreement or that will in any way limit or conflict with its ability to fulfill the terms of this Agreement. Patheon further represents that it will not enter into any such agreement during the Term
9.4
Debarred Persons.

Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b). Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the Laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act (United States). If Patheon or any of its representatives or employees are subsequently debarred under the FDCA or excluded from a federal health care program during the Term, Patheon agrees to immediately notify Client of such action. Patheon acknowledges that Client may choose to terminate this Agreement.

9.5
Permits.

Client will be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals for the Products, including, without limitation, all marketing and post-marketing approvals.

Patheon will maintain at all relevant times all governmental permits, licenses, approval, and authorities to the extent required to enable it to lawfully and properly perform the Manufacturing Services, including, but not limited to, any permits, licenses or approvals for Patheon’s facilities.

9.6
No Warranty.

NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

ARTICLE 10

REMEDIES AND INDEMNITIES

10.1
Consequential Damages.

Except as otherwise expressly set forth in this Agreement, under no circumstances whatsoever will either party be liable to the other or its Affiliates in contract, tort, negligence, breach of statutory duty or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or (ii) for any other liability, damage, costs or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of such damages. Nothing in this Section 10.1 is intended to limit or restrict the confidentiality or indemnification rights or obligations of either party under this Agreement.

10.2
Limitation of Liability.
(a)
API. Patheon will not be responsible for any loss or damage to the API unless this API is lost or damaged due to Patheon’s negligence or wilful misconduct. Patheon’s maximum responsibility for loss or damage to the API will not exceed the Maximum Credit Value set out in Schedule D. Client will pay to Patheon the cost of all API this is lost or damaged not due to Patheon’s negligence or wilful misconduct as well as the cost of API this is lost or damaged due to Patheon’s negligence or wilful misconduct this is in excess of the Maximum Credit Value.
(b)
Maximum Liability. Patheon’s maximum liability to Client under this Agreement for any reason whatsoever, including, without limitation, any liability arising under Article 6 or Section 10.3 hereof or resulting from any and all breaches of its representations, warranties or other obligations under this Agreement will not exceed [*****] in the aggregate and in any one Year will not exceed [*****] of the preceding year’s revenue to Patheon from the Manufacturing Services.
10.3
Patheon.

Patheon agrees to defend, indemnify and hold Client, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to (i) any claim of personal injury or property damage to the extent that the injury or damage is the result of a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, (ii) any claim of infringement or alleged infringement or misappropriation of any Third Party Rights; (iii) any breach or non-performance of any of Patheon’s covenants, obligations, representations or warranties under this Agreement; or (iv) failure to obtain, maintain or comply in any respect with any of its Permits required to perform any of its obligations hereunder; (v) any violation of Applicable Laws in the performance of its obligations hereunder, except in the case of (i) – (v) above, to the extent that the losses, damages, costs, claims, demands, judgments and liability are due to the gross negligence or intentional or wilful misconduct of Client, its officers, employees or agents or Affiliates.

If a claim occurs, Client will: (a) promptly notify Patheon of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Patheon in the defence of the claim; (d) permit Patheon to control the defence and settlement of the claim, all at Patheon's cost and expense.

10.4
Client.

Client agrees to defend, indemnify and hold Patheon, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to (i) any claim of infringement or alleged infringement of any Third Party Rights in respect of the Products, or any portion thereof, and/or any claim of personal injury or property damage to the extent that the injury or damage is the result of a breach of this Agreement by Client, including, without limitation, any representation or warranty contained herein; (ii) any claim of infringement or alleged infringement or misappropriation of any Third Party Rights; (iii) any failure to obtain, maintain or comply in any respect with any of its Permits required to perform any of its obligations hereunder or associated with the marketing, distribution and sale of the Product; or (iv) any violation of Applicable Laws in the performance of its obligations hereunder except, in the case of (i) – (iv) above, to the extent that the losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees or agents.

If a claim occurs, Patheon will: (a) promptly notify Client of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Client in the defence of the claim; (d) permit Client to control the defence and settlement of the claim, all at Client's cost and expense.

10.5
Reasonable Allocation of Risk.

This Agreement (including, without limitation, this Article 10) is reasonable and creates a reasonable allocation of risk for the relative profits the parties each expect to derive from the Products.

ARTICLE 11

CONFIDENTIALITY

11.1
Confidentiality.

The Confidentiality Agreement will apply to all confidential information disclosed by the parties under this Agreement, which agreement remains in effect in accordance with its terms; but if the Confidentiality Agreement expires or is terminated prior to the expiration or termination of this Agreement, the terms of the Confidentiality Agreement will continue to govern the parties’ obligations of confidentiality for any confidential or proprietary information disclosed by the parties hereunder, for the Term, as though the Confidentiality Agreement remained in full force and effect.

ARTICLE 12

DISPUTE RESOLUTION

12.1
Commercial Disputes.

If any dispute arises out of or in connection with this Agreement (other than a dispute determined in accordance with Section 6.1(b) or a Technical Dispute, as defined herein), the parties will first try to resolve it amicably. In this regard, any party may send a notice of dispute to the other, and each party will appoint, within [*****] from receipt of the notice of dispute, a single representative having full power and authority to solve the dispute. The representatives so designated will meet as necessary in order to resolve the dispute. If these representatives fail to resolve the matter within [*****] from their appointment, or if a party fails to appoint a representative within the [*****] period set forth above, the dispute will immediately be referred to the Chief Operating Officer (or such other officer as he/she may designate) of each party who will meet and discuss as necessary to try to resolve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.15.

12.2
Technical Dispute Resolution.

If a dispute arises (other than disputes about the matters set out in Sections 6.1(b) and 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage or other activities under this Agreement (a "Technical Dispute"), the parties will make all reasonable efforts to resolve the dispute by amicable negotiations. In this regard, senior representatives of each party will, as soon as practicable and in any event no later than [*****] after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite this meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within [*****] of the written request, the Technical Dispute will, at the request of either party, be referred for determination to an expert in accordance with the Schedule F. If the parties cannot agree that a dispute is a Technical Dispute, Section 12.1 will prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including Schedule F) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

ARTICLE 13

MISCELLANEOUS

13.1
Inventions.

(a) For the Term, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client’s Intellectual Property which Patheon must use in order to perform the Manufacturing Services.

(b) All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use and sale of Client’s Product that is the subject of the Manufacturing Services, will be the exclusive property of Client.

(c) All Patheon Intellectual Property will be the exclusive property of Patheon; Patheon hereby grants to Client a perpetual, irrevocable, non-exclusive, paid-up, royalty-free, transferable license to use the Patheon Intellectual Property used by Patheon to perform the Manufacturing Services so as to enable Client to manufacture the Product(s).

(d) Each party will be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.

(e) Either party will give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or otherwise controlled by such party.

13.2
Intellectual Property.

Subject to Section 13.1, all Client Intellectual Property will be owned by Client and all Patheon Intellectual Property will be owned by Patheon. Neither party has, nor will it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing. Neither party will use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

13.3
Insurance.

Each party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the Term and for a period of three (3) years thereafter, which insurance will afford limits of not less than (i) [*****] for each occurrence for personal injury or property damage liability; and (ii) [*****] in the aggregate per annum with respect to product and completed operations liability. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate will further provide for a minimum of thirty (30) days' written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party will forthwith notify the other party in writing and the parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.4
Independent Contractors.

The parties are independent contractors and this Agreement will not be construed to create between Patheon and Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

13.5
No Waiver.

Either party's failure to require the other party to comply with any provision of this Agreement will not be deemed a waiver of such provision or any other provision of this Agreement, with the exception of Sections 6.1 and 8.2.

13.6
Assignment.

(a) Patheon may not assign this Agreement or any of its rights or obligations hereunder without the written consent of Client, such consent not to be unreasonably withheld; however, Patheon may arrange for subcontractors to perform specific testing services arising under this Agreement without the consent of Client.

(b)
Subject to Section 8.2(d), Client may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon. But Client will give Patheon prior written notice of any assignment, any assignee will covenant in writing with Patheon to be bound by the terms of this Agreement, and Client will remain liable hereunder. Any partial assignment will be subject to Patheon’s cost review of the assigned Products and Patheon may terminate this Agreement or any assigned part thereof, on [*****] prior written notice to Client and the assignee if good faith discussions do not lead to agreement on amended Prices within a reasonable time;

(c) Despite the foregoing provisions of this Section 13.6, either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, but the assignee must execute an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.

13.7
Force Majeure.

Neither party will be liable for the failure to perform its obligations under this Agreement if the failure is caused by an event beyond this party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, market driven shortages, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity acting within colour of right (a "Force Majeure Event"). A party claiming a right to excused performance under this Section 13.7 will immediately notify the other party in writing of the extent of its inability to perform, which notice will specify the event beyond its reasonable control that prevents the performance. Neither party will be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.

13.8
Additional Product.

Additional products may be added to this Agreement and such additional products will be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by amendments to Schedules A, B, and C as applicable.

13.9
Notices.

Any notice, approval, instruction or other written communication required or permitted hereunder will be sufficient if made or given to the other party by personal delivery, by telecopy, facsimile communication, or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses, telecopy or facsimile numbers or electronic mail addresses set forth below:

If to Client:

Acorda Therapeutics, Inc
15 Skyline Drive
Hawthorne, NY 10532

Attention: Senior Director, Technical Operations

With a copy to Attention: General Counsel, at the same address

If to Patheon:

Patheon Inc.

2100 Syntex Court

Mississauga, Ontario L5N 7K9

Canada

Attention: General Counsel

Facsimile No.: 905.812.6705

Email address [*****]

or to such other addresses, telecopy or facsimile numbers or electronic mail addresses given to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery, telecopy, facsimile or electronic mail will be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five (5) days after being deposited in the United States, Canada or European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.10
Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, that determination will not impair or affect the validity, legality or enforceability of the remaining provisions hereof, because each provision is separate, severable and distinct.

13.11
Entire Agreement.

This Agreement, together with the Quality Agreement and the Confidentiality Agreement, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings concerning the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents will be this Agreement, the Quality Agreement and the Confidentiality Agreement. THE TERMS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED IN THE CONTEXT OF THE SUBJECT MATTER OF THIS AGREEMENT WHICH ARE IN ADDITON TO OR INCONSISTENT WITH THE TERMS OF THIS AGREEMENT WILL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXPRESSLY EXCLUDED FROM THIS AGREEMENT.

13.12
Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or Patheon will have any effect on the rights, duties or obligations of the parties under or otherwise modify this Agreement, regardless of any failure of Client or Patheon to object to such terms, provisions, or conditions unless such document specifically refers to this Agreement and is signed by both parties.

13.13
No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.

13.14
Execution in Counterparts.

This Agreement may be executed in two or more counterparts, by original or facsimile signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.15
Use of Client Name

Patheon will not make any use of Client’s name, trademarks or logo or any variations thereof, alone or in connection with any other word or words, without the prior written consent of Client.

13.16 Governing Law

This Agreement will be construed and enforced in accordance with the Laws of the State of New York, in the United States and be subject to the exclusive jurisdiction of the courts thereof. The UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement

The duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

PATHEON INC.

by _____________________________

by_____________________________

Date:___________________________

ACORDA THERAPEUTICS INC.

by _____________________________

by_____________________________

Date:____________________________

AMENDMENT #1 TO

MANUFACTURING SERVICES AGREEMENT

This Amendment #1 to the Manufacturing Services Agreement (the "Amendment #1") is made as of August 29, 2011 (“Effective Date”) by and between Acorda Therapeutics, Inc., a Delaware corporation with its office and place of business at 15 Skyline Drive, Hawthorne, NY 10532 ("Acorda") and Patheon Inc., with offices located at 2100 Syntex Court, Mississauga, Ontario L5N 7K9, Canada ("Company").

Recitals:

A. Acorda and Company entered into a Manufacturing Services Agreement dated September 30, 2010 (the "Agreement").

B. Acorda and Company now wish to amend the Agreement to revise the pricing terms of Schedule B to the Agreement, as more fully set forth below and on Attachment A attached hereto.

Agreement:

Acorda and Company agree as follows:

1. Schedule B of the Agreement is deleted in its entirety and replaced with a new Schedule B, which is attached hereto as Attachment A.

Except as otherwise expressly modified by this Amendment #1, all terms and provisions of the Agreement shall remain in full force and effect.

The parties hereto have executed this Amendment #1 as of the Effective Date.

Acorda Therapeutics, Inc.	Patheon Inc.

By:________________________________ Ron Cohen, M.D. President and CEO	By:_______________________________ Name: Title: